Exhibit 31.3
CERTIFICATION
I, Amit D. Munshi, certify that:
1.I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of Arena Pharmaceuticals, Inc.; and
2.Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

Date: March 10, 2022	/s/ Amit D. Munshi
Amit D. Munshi, President and Chief Executive Officer
(principal executive officer)